                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 30, 2001


                    Friedman, Billings, Ramsey Group, Inc.
            (Exact name of Registrant as specified in its charter)




   Virginia                      54-1837743                   001-13731
(State or other    (I.R.S. Employer incorporation or    (Commission File Number)
jurisdiction of                organization)
Identification No.)



                             1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)


                                (703) 312-9500
              (Registrant's telephone number including area code)



Item 9.


        On January 30, 2001, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing its earnings for the 4th quarter 2000. A copy of the press release has been filed on Form 8-K on January 30, 2001. Friedman, Billings, Ramsey Group, Inc. is supplementing the information contained in the January 30, 2001 Form 8-K by furnishing the following Year End and Fourth Quarter 2000 FBR Group Earnings Conference Call Transcript.

1. Friedman, Billings, Ramsey Group, Inc., attaches herewith, as exhibit 99.1, Year End and Fourth Quarter 2000 FBR Group Earnings Conference Call Script, January 30, 2001.

      The following Exhibit is furnished as part of this report:

99.1 Year End and Fourth Quarter 2000 FBR Group Earnings Conference Call Transcript, January 30, 2001.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer

      EX-99.1 CONFERENCE CALL TRANSCRIPT




For Immediate Release
---------------------
Media Contact:  Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com
                                                      -----------------
Investor Contact:  Kurt Harrington (703)-312-9647 or kharrington@fbr.com
                                                     -------------------





                        Year End and Fourth Quarter 2000
                               FBR Group Earnings
                             Conference Call Transcript
                                January 30, 2000


[Speaker:  Michael Robinson]

Good morning. This is Michael Robinson, Vice President of Corporate Communications and Investor Relations at Friedman, Billings, Ramsey Group. Before beginning our call, I would like to remind everyone that statements concerning future performance, developments or events, concerning expectations for growth, filed backlog and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks, and uncertainties which might cause actual results or developments to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, the high degree of risk associated with venture capital investment, competition among venture capital firms, competition for business and personnel, available technologies, and general economic, political, and market conditions. Additional information concerning factors that could cause actual results to differ materially is contained in FBR's Annual Report on Form 10K and quarterly reports on Form 10Q.

I would now like to turn over the call to our Chairman and Co-Chief Executive Officer, Emanuel Friedman.

[New speaker: Manny Friedman]

Thank you and good morning. As I'm sure you've seen by now, Friedman, Billings, Ramsey Group this morning reported that our broad mix of asset management and capital markets businesses - with their focus on financial institutions, real estate, technology, and energy - resulted in net income of $18.1 million, or $0.36 per share diluted and $0.37 per share basic for the year. Revenue for the year was $180.9 million.

This compares favorably with our net loss of $7 million or $0.14 (diluted) per share last year on revenue of $139 million.

As you know, we also reported our fourth quarter results today. For the quarter, FBR had net income of $1.4 million, or $0.03 (diluted) per share and $0.03 (basic) per share, versus net income of $10.2 million, or $0.21 (diluted) per share, for the same quarter a year ago. Revenue for the fourth quarter was $26.4 million, compared with $67.6 million for the fourth quarter of 1999.

Again this year, our revenues were evenly diversified - with a third coming from each of our principal businesses in asset management, investment banking, and institutional brokerage.

It's no surprise - and in fact it's the cornerstone of our strategy - that the same industry expertise and research depth that we have always brought to our capital markets business in financial institutions, real estate, technology, and, most recently, energy, have enabled FBR to prosper in the same areas in the asset management arena. Our performance in 2000 is evidence of our breadth and our ability to use our understanding of these industry sectors to maximize our returns.

Before I turn the call over to my Co-CEO Eric Billings for more details on our capital markets activities, I'd like to briefly focus on our asset management accomplishments last year, and some of our plans for the future.

For the year, our asset management revenue was $63.8 million, more than 51 percent ahead of last year $42.1 million.

For the fourth quarter, in asset management, FBR reported $1.9 million in negative revenues versus $16 million in the previous quarter, and $35.8 million in the fourth quarter of 1999. Asset management revenues, which include investment gains and losses, were adversely affected in the fourth quarter by the downturn in the technology sector which was partially offset by $9.2 million of revenue from the company's non-technology asset management vehicles.

In 2000, the diversity of our asset management vehicles continued to be an especially good revenue driver for us. In addition to realizing significant returns on our own invested capital, our sector-specific strategy enabled us to generate steady fee income throughout the year as capital flowed from one industry sector to another. With 11 proprietary venture capital, private equity, hedge fund, and other alternative asset management vehicles, FBR's asset management business has investments in financial institutions, real estate, technology, energy, and related companies.

Of the 11 vehicles, 5 are focused squarely on technology, while the remainder offer opportunities across a number of sectors. In 2000, more than $13.3 million in revenue came from our non-technology-based asset management products.

In the financial sector, FBR Ashton, a proprietary hedge fund which has focused on publicly-traded U.S. financial equities since 1992, generated a gross return of 45 percent in 2000.

Additionally, FBR's three private equity funds focused on the financial sector - FBR Private Equity Fund, FBR Financial Services Partner (FBR Financial Fund II), and FBR Future Financial Fund - contributed significantly to the asset management group's revenue in 2000.

The FBR Arbitrage Fund continued with outstanding results and a return of gross 28 percent for 2000 and a 3 year compound return of 27.6%.

In the real estate sector, FBR Asset Investment Corporation (Amex: FB) - a publicly-traded Real Estate Investment Trust (REIT) managed by FBR - declared dividends of $2.95 per share in 2000, representing a return of 21 percent for the year. FBR Asset's book value also increased 24 percent, or $4.36 per share to $22.35 in the year 2000. FBR itself has a 35 percent equity ownership interest in FBR Asset.

In the technology sector, FBR Technology Venture Partners I (FBR TVP I) generated a gross return of more than 9 times the original investment from inception through the end of 2000, of which more than 6.5 times was distributed to FBR TVP I's partners during the year. By the end of 2000, FBR TVP I had distributed $267 million to its partners. Another $43 million was distributed in January 2001.

Also in 2000, FBR launched three new technology venture capital funds, with almost $100 million targeted for investments in technology companies in the U.K. and Europe, the Pacific Northwest, and the genomics and biotechnology sector.

With that, I will turn the call over to my Co-CEO Eric Billings for a detailed discussion of our capital markets accomplishments in 2000.

[New speaker:  Eric Billings]

Thank you Manny. It's a pleasure to talk with you this morning about our capital markets activities - and we will be pleased to take your questions in just a minute.

Last year was a good year for FBR's capital markets businesses.

Capital markets revenues for the year was $107.3 million, more than 24 percent ahead of last year's $86.1 million. Investment banking revenue was $53.9 million, 10 percent over 1999's $49 million; and institutional brokerage revenue for the year was $53.4 million, more than 44 percent above the previous year's $37 million.

In the fourth quarter, FBR's $26 million in capital markets revenue (which includes investment banking and institutional brokerage) was consistent with the third quarter's $25.6 million.

FBR's $13.6 million in investment banking revenue for the fourth quarter came from public underwritings, private placements, and merger and acquisition and other advisory assignments in the financial institution, technology, and energy sectors. With 11 deals in all, investment banking revenue matched that of the third quarter.

The quarter also saw continued strength in FBR's institutional brokerage business, with revenue of $12.3 million, versus $12 million in the previous quarter, which is up 29 percent over fourth quarter 1999 revenue of $9.5 million.

In investment banking, we saw a nice mix of public underwritings, private placements, merger and acquisition and other advisory assignments for leading companies from across the financial institutions, real estate, technology, and energy sectors.

In addition to maintaining our traditional strength in public underwritings in 2000, we also fulfilled our promise of increasing our merger and acquisition and other advisory revenues.

In all, we participated in more than $4 billion in underwritings and advised on more than $1 billion in mergers and acquisitions. To give you a sense of some of the transactions we were involved with:

o In financial institutions we advised Prism Financial on its acquisition by the Royal Bank of Canada; advised City Holding Company on the sale of the servicing rights for about $1.1 billion of mortgages to Ocwen Financial Corporation; and co-managed a $67.5 million secondary offering for American Capital Strategies, Ltd.
o In technology we advised Aether Systems, Inc. on its acquisition of Cerulean Technology, Inc.; underwrote the $165 million initial public offering of webMethods, Inc.; and handled a $52.7 million private placement for Strategy.com, and a $19 million private placement for Headstrong.
o In energy we lead managed the $19.5 million initial public offering of Atlas Pipeline Partners, L.P. (with total returns of 75 percent for the year, making it the #1 best performing oil and gas industry IPO of the year according to CommScann Equidesk); lead managed the $80.5 million initial public offering/re-capitalization of DevX Energy, Inc.; and finished the year as the #8 energy equity underwriter in the country (according to Bloomberg).

And already in 2001 we've seen renewed activity, for the first time in several years, in another key area of strength for FBR, mortgage REITs. Just last week, FBR lead managed a $85 million secondary offering for Annaly Mortgage
Management, Inc., the first mortgage REIT to successfully access the public capital markets in almost three years.

And, as some of you may remember, FBR was ranked the #1 REIT IPO lead manager in 1998, and executed the last initial public offering in that sector before the market's focus shifted.

Our technology team, under the leadership of Phil Facchina, almost doubled their revenues over the previous year, just as they did in 1999.

Overall, our work in the technology sector with an array of global technology leaders, was the largest single contributor to our investment banking revenue last year - first through a wave of public underwritings, and later through major private placements and merger and acquisition assignments.

Our institutional brokerage business was another good performer in 2000 and continued to generate significant revenue as a result of the company's deep research base which provided a detailed framework for capitalizing on the market's volatility in 2000. In fact, one of our lead technology analysts, David Hilal, was honored in June as the "number one stock picker" in the Internet and Software and Services sector by The Street.com.

In 2000, FBR also initiated research coverage on 65 new companies, bringing our total to 371 companies under coverage with an increased emphasis on providing coverage of larger companies in order to facilitate even greater penetration into large institutions.

Finally, the results from our private client group this year were noting short of spectacular. Armed with a "best in class" team of managers and a full range of equity and fixed income products, our private client group continues to attract a wide range of clients focused on two goals: safeguarding their existing wealth and finding an experienced hand to help them discover new opportunities for further wealth creation.

As our 2000 capital markets results make clear, even in the most turbulent markets, FBR has a demonstrated ability to identify, communicate, and execute transactions across our four focused sectors

With that, I would like to open the call for questions. Joining me are my Co-CEOs Manny Friedman and Russ Ramsey - along with our Chief Operating Officer Bob Smith and our Chief Financial Officer, Kurt Harrington.

[At end of Q&A]


If there are no further questions, that concludes our conference call for today.

Thank you for joining us.  Have a good day.

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